UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

(b) On May 9, 2019, Brian Hughs was terminated as chief commercial officer of Royal Energy Resources, Inc. for cause.

Item 5.07 Submission of Matters to Vote of Security Holders.

(a) On May 9, 2019, shareholders holding 8,013,119 common shares and 51,000 Series A Preferred Shares, which constitute 73.8% of the total shareholder votes, executed a written consent to remove Brian Hughs from the Company’s board of directors. The removal will be effective twenty-one (21) days after the Company sends an information statement to the shareholders in compliance with SEC Rule 14c-2.

Item 8.01 Other Events.

On May 3, 2019, Royal Energy Resources, Inc. (“Royal”), Rhino GP LLC (“Rhino GP”), which is 100% owned by Royal, and Rhino Resource Partners LP (the “Partnership”), of which Rhino GP is the general partner, filed a complaint in the Court of Chancery in the State of Delaware against Rhino Resource Partners Holdings LLC (“Holdings”), Weston Energy LLC (“Weston”), Yorktown Partners LLC and certain Yorktown funds (collectively, the “Yorktown entities”), as well as Mr. Ronald Phillips, Mr. Bryan H. Lawrence and Mr. Bryan R. Lawrence.

The complaint alleges that Holdings violated certain representations and negative covenants under the Option Agreement, dated December 30, 2016 among Holdings, the Partnership, and Weston and, as a result of Holdings’ entry into a Restructuring Support Agreement with Armstrong Energy, Inc. (“Armstrong”), its creditors and certain other parties, which agreement was entered into in advance of Armstrong’s filing for bankruptcy relief under Chapter 11 of the United States Code in November 2017. The complaint further alleges that (i) Mr. Phillips violated fiduciary and contractual duties owed to Royal, Rhino GP and the Partnership and solicited, accepted and agreed to accept certain benefits from Holdings, Weston, the Yorktown entities and Messrs. Lawrence and Lawrence without the knowledge or the consent of Royal, Rhino GP or the Partnership and during a period in which Mr. Phillips was the President of Royal and a director on the board of Rhino GP and (ii) Holdings, Weston, the Yorktown entities and Messrs. Lawrence and Lawrence aided and abetted Mr. Phillips’ breaches of his fiduciary duties, tortuously interfered with the observance of Mr. Phillips’ duties under the Partnership’s and Rhino GP’s respective organizational agreements and conferred, offered to confer and agreed to confer benefits on Mr. Phillips without the knowledge or the consent of Royal, Rhino GP or the Partnership.

The complaint seeks (i) the rescission of the Option Agreement, (ii) the return of all consideration thereunder, including 5,000,000 common units representing limited partner interests in the Partnership, (iii) the cancellation of the Series A Preferred Purchase Agreement, dated December 30, 2016, among Royal, Rhino GP, the Partnership (the “Series A Preferred Purchase Agreement”) and Weston, (iv) the invalidation of the Series A preferred units representing limited partner interests in the Partnership issued to Weston pursuant to the Series A Preferred Purchase Agreement and (v) unspecified monetary damages arising from Mr. Phillips’ breaches of fiduciary duties and the other defendants’ aiding and abetting of such breaches.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: May 9, 2019		/s/ Richard A. Boone
	By:	Richard A. Boone, Chief Executive Officer

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